UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 17, 2025
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

300 Lakeside Drive	300 Lakeside Drive
Oakland, California 94612	Oakland, California 94612
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% redeemable	PCG-PI	NYSE American LLC
6.000% Series A Mandatory Convertible Preferred Stock, no par value per share	PCG-PrX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01.	Entry into a Material Definitive Agreement
On January 17, 2025, Pacific Gas and Electric Company (the “
Utility
”) entered into the following agreements: (1) a loan guarantee agreement dated as of January 17, 2025 (the “Loan Guarantee Agreement”), between the Utility and the U.S. Department of Energy (the “DOE”), as guarantor; (2) a note purchase agreement dated as of January 17, 2025 (the “Note Purchase Agreement”), among the Utility, the Federal Financing Bank (“FFB”), and the DOE; and (3) a future advance promissory note dated January 17, 2025, made by the Utility to FFB (the “Note” and together with the Note Purchase Agreement, the “FFB Note Documents”).
The FFB Note Documents provide for a multi-advance term loan facility (the “Facility”), under which the Utility may make quarterly term loan borrowings through FFB, subject to satisfaction of certain conditions described below. Proceeds of the advances under the Facility are to be used by the Utility to reimburse for “Eligible Project Costs” previously incurred and either expended or accrued by the Utility in connection with projects that DOE has determined to be “Eligible Projects” (each as defined in the Loan Guarantee Agreement). The aggregate amount of advances under the Facility may not exceed $15 billion.
In connection with the Loan Guarantee Agreement, the DOE agreed to guarantee the obligations of the Utility under the FFB Note Documents (the “Guaranteed Loan”). The Guaranteed Loan is made pursuant to the loan guarantee program established under Title XVII of the Energy Policy Act of 2005, as amended (the “Title XVII Loan Guarantee Program”).
The Facility permits the Utility to borrow during the “Availability Period,” which continues until the earliest of: (1) the date the Guaranteed Loan reaches $15 billion; (2) September 15, 2031; (3) the occurrence of an event that causes the guarantee issued by DOE in favor of FFB pursuant to the FFB Note Purchase Agreement to cease to be in full force and effect (“Guarantee Trigger Event”); (4) the date of termination of obligations to disburse any undisbursed amounts of the Guaranteed Loan following the occurrence of any event of default; or (5) January 17, 2030 if the initial first advance has not occurred by that date.
Advances under the Facility
The Utility may request advances under the Facility during the Availability Period not more than once per calendar quarter by submission of an advance request to DOE with respect to the Eligible Project(s) and Eligible Project Costs subject to such advance. The aggregate amount of advances cannot exceed $10 billion in any calendar year, and the aggregate amount of advances cannot exceed $5 billion in calendar year 2028.
Advances are subject to satisfaction of customary and
non-customary
conditions. Such conditions include: (1) approval by DOE in its sole discretion of the Eligible Project(s) subject to such advance; (2) compliance with the requirements of the Title XVII Loan Guarantee Program; (3) certification of the ongoing accuracy in all material respects of all representations and warranties; (4) evidence of compliance with the Davis-Bacon Act of 1931, as amended (the “Davis-Bacon Act”); (5) compliance with the Cargo Preference Act of 1954, as amended (the “Cargo Preference Act”); (6) confirmation that the Utility’s long-term senior secured credit ratings are at least investment grade; (7) completion of the environmental review process pursuant to the National Environmental Policy Act, as amended, with respect to the Eligible Project(s) subject to such advance; and (8) other documentary conditions required by the Loan Guarantee Agreement and the FFB Note Documents.
Maturity and Interest Rate
The final maturity date for each advance under the Facility will be the earlier of the interest payment date following the 22 nd
anniversary of the date of such advance or January 17, 2055.
Interest on each advance accrues from the date of that advance. Interest is payable in cash in arrears on each semi-annual interest payment date, which will be the same semi-annual interest payment dates for all advances and will commence on the first payment date to occur after the date of the first advance. Borrowings under the Facility will bear interest at the applicable Treasury rate plus a spread equal to 0.375%, which rate is calculated at the time of each advance. Upon the occurrence of a Guarantee Trigger Event, the interest rate applicable to each advance will increase by 300 basis points.

Security
The Utility’s obligations under the Facility with respect to the principal amount of any advances thereunder will be secured by the issuance of one or more of the Utility’s collateral first mortgage bonds, issued pursuant to the Twenty-Sixth Supplemental Indenture to the Mortgage Indenture (as defined below), secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to its facilities, subject to certain exceptions, and which will rank pari passu
with the Utility’s other first mortgage bonds.
Covenants
Under the Loan Guarantee Agreement, the Utility is subject to customary and non-customary
affirmative and negative covenants. Among
non-customary
covenants, the Utility is subject to Eligible Project-related reporting requirements and specific affirmative covenants, including compliance with (1) the Davis-Bacon Act, (2) the Cargo Preference Act, (3) federal lobbying requirements, (4) sanctions, anti-money laundering and anti-corruption laws and regulations, (5) internal controls requirements, (6) applicable environmental laws (with respect to the Utility and with respect to any Eligible Projects), and (7) all applicable debt-to-equity
requirements of the California Public Utilities Commission (the “CPUC”). The Utility also must use commercially reasonable efforts to complete all Eligible Projects for which Eligible Project Costs were funded by advances and must comply with all program requirements of the Title XVII Loan Guarantee Program. Further, the Utility is subject to certain notice requirements, reporting obligations, and negative covenants, including with respect to (a) liens, (b) fundamental changes, (c) modifications to the Mortgage Indenture, (d) a requirement that the Utility maintain a ratio of total consolidated debt to consolidated capitalization of no greater than 65% as of the end of each fiscal quarter, and (e) a requirement that the Utility not purposefully take any action or fail to take any action which would reasonably be expected to cause any Eligible Project to no longer qualify as an Eligible Project under the Loan Guarantee Agreement.
If the Utility modifies any existing debt agreements or enters into any new long-term debt agreements for at least $50 million that contains any financial covenant or negative covenants more favorable to the applicable lenders than the terms of the Loan Guarantee Agreement, the Loan Guarantee Agreement will be automatically amended to give the DOE the benefit of such more favorable covenant.
Events of Default
The Loan Guarantee Agreement contains customary events of default, including the failure to make payments when due, inaccuracy of any representation or warranty when made or deemed made, breach of any covenant contained in the Loan Guarantee Agreement, bankruptcy and insolvency events, cross-default to any other indebtedness of the Utility or any of its significant subsidiaries in excess of $200 million (subject to annual adjustment), certain judgment defaults against the Utility or any of its significant subsidiaries in excess of $200 million (subject to annual adjustment), a change of control, certain events with respect to the Employee Retirement Income Security Act of 1974, as amended, and failure to maintain the lien of the Mortgage Indenture. The Loan Guarantee Agreement also contains an event of default regarding the use of other federal funding to pay any project costs or repay the Guaranteed Loan.
The Loan Guarantee Agreement contains usual and customary notice and grace periods and remedies with respect to the occurrence of an event of default. If an event of default occurs, the DOE has certain rights and may, among other options and in its discretion, assess fees and penalties, enforce the collateral, and declare all amounts due under the Guaranteed Loan payable immediately in full.
Mandatory and Optional Prepayments
The Loan Guarantee Agreement contemplates several scenarios in which the Utility is either required to prepay certain amounts outstanding under the Guaranteed Loan (a “mandatory prepayment”) or may optionally prepay all or a portion of the amounts outstanding under the Guaranteed Loan (an “optional prepayment”). The timing and amount to be prepaid varies based on the triggering event for such prepayment. Under the FFB Note Documents, any optional prepayment will be made with a make-whole premium or discount, as applicable, and any mandatory prepayment will be made at par. For purposes of any optional prepayment occurring after a Guarantee Trigger Event, the calculation of the prepayment price disregards the increased interest rate as a result of the Guarantee Trigger Event.

Mandatory Prepayment
If, on the date that is one year after the end of the Availability Period (the “Test Date”), more than 5% of the Eligible Projects for which advances have been made have been abandoned or terminated, the Utility must prepay within one year an amount equal to the advance(s) which funded such abandoned or terminated Eligible Project(s). If, on the Test Date, the amount of Eligible Project Costs which are, as of the Test Date, eligible for cost recovery in final approvals from the Federal Energy Regulatory Commission (the “FERC”) or the CPUC for all Eligible Projects upon which advances have been made is less than 95% of the total advances made under the Guaranteed Loan, the Utility will be required to prepay within one year an amount equal to the difference in the total amount of all advances under the Guaranteed Loan less the amount of Eligible Project Costs which are, as of the Test Date, eligible for cost recovery in final approvals from the FERC or the CPUC for all Eligible Projects upon which advances have been made, less the amount that is 5% of total advances made under the Guaranteed Loan.
Specified Prepayment Event
If a default or event of default under the Loan Guarantee Agreement occurs as a result of a breach or violation of certain specified covenants concerning (1) the Davis-Bacon Act, (2) the Cargo Preference Act, (3) federal lobbying requirements, (4) applicable environmental laws (with respect to the Utility and with respect to any Eligible Projects) and (5) completion of Eligible Projects, the Utility may elect to prepay the advance(s) under the Guaranteed Loan which funded the Eligible Project(s) subject to the default or event of default. This optional prepayment may be made in up to twelve equal quarterly installments if the prepayment amount is greater than $100 million. Upon such optional prepayment election, the applicable default or event of default shall no longer exist.
Other Optional Prepayment Event
If a default or event of default under the Loan Guarantee Agreement occurs with respect to the inaccuracy of any representation or warranty when made or deemed made or breach of certain other covenants, the Utility may elect to prepay all advances under the Guaranteed Loan. This optional prepayment may be made in up to twelve equal quarterly installments if the prepayment amount is greater than $100 million. Upon such optional prepayment election, the default or event of default shall no longer exist, but the Utility would no longer be permitted to borrow under the Facility.
Other Optional Prepayments
The Utility may from time to time elect to prepay all or any portion of the outstanding principal amount of any advance under the Guaranteed Loan.
The foregoing descriptions of the Loan Guarantee Agreement, the Note Purchase Agreement, and the Note are qualified in their entirety by reference to the full text of the Loan Guarantee Agreement, the Note Purchase Agreement and the Note, which are attached as Exhibit 10.1, Exhibit 4.2, and Exhibit 4.3 hereto, respectively, and incorporated by reference herein.

Item 8.01.	Other Events
In connection with the Facility, on January 17, 2025, the Utility and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under that certain Indenture of Mortgage, dated as of June 19, 2020 (as amended and supplemented, the “Mortgage Indenture”), between the Utility and the Trustee entered into a Twenty-Sixth Supplemental Indenture to the Mortgage Indenture in order to provide for the issuance from time to time of one or more of the Utility’s collateral first mortgage bonds in an aggregate amount of up to $15 billion to secure the Utility’s obligations under the FFB Note Documents in connection with any advance thereunder.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

4.1	Twenty-Sixth Supplemental Indenture, dated as of January 17, 2025, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	Note Purchase Agreement dated January 17, 2025, among Pacific Gas and Electric Company, the U.S. Department of Energy, acting by and through the Secretary of Energy, and the Federal Financing Bank

4.3	Future Advance Promissory Note dated January 17, 2025, made by Pacific Gas and Electric Company to the Federal Financing Bank

10.1	Loan Guarantee Agreement, dated as of January 17, 2025, between Pacific Gas and Electric Company and the U.S. Department of Energy, acting by and through the Secretary of Energy

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: January 21, 2025	By:	/s/ Carolyn J. Burke
	Name:	Carolyn J. Burke
	Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: January 21, 2025	By:	/s/ Stephanie N. Williams
	Name:	Stephanie N. Williams
	Title:	Vice President, Chief Financial Officer and Controller